As filed with the Securities and Exchange Commission on November 20, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AIR PRODUCTS AND CHEMICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-1274455
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1940 Air Products Boulevard

Allentown, Pennsylvania 18106-5500

Telephone: (610) 481-4911

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sean D. Major

Executive Vice President, General Counsel and Secretary

Air Products and Chemicals, Inc.

1940 Air Products Boulevard

Allentown, Pennsylvania 18106-5500

Telephone: (610) 481-4911

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Matthew C. Franker

Covington & Burling LLP

One CityCenter

850 Tenth Street, NW

Washington, DC 20001-4956

(202) 662-6000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

AIR PRODUCTS AND CHEMICALS, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Units

We may offer and sell shares of our common stock, shares of our preferred stock, unsecured debt securities (referred to herein as debt securities), warrants, depositary shares or units, which we refer to collectively in this prospectus as the “securities.” We may offer and sell the securities, together or separately, from time to time, in one or more offerings, in amounts, at prices and on terms that will be determined at the time of any such offering. The preferred stock, debt securities, warrants and units may be convertible or exercisable or exchangeable for common stock, preferred stock, debt securities or other securities or property.

This prospectus describes some of the general terms that may apply to the offered securities. The specific prices and terms of any securities to be offered will be described in supplements to this prospectus, which may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference herein and therein, carefully before you decide to invest in any of these securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, directly to purchasers, or through a combination of these methods on an immediate, continuous or delayed basis. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 24 of this prospectus. We will identify any underwriters, dealers or agents and describe plan of distribution of any particular offering of these securities in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “APD.” If we decide to seek a listing of any other securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed or where we have made an application for listing, as the case may be.

Investing in these securities involves risks. You should carefully consider the risk factors incorporated herein by reference and described under the heading “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2023

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and the information incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “may,” “outlook,” “plan,” “positioned,” “possible,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. Forward-looking statements are based on management’s expectations and assumptions as of the date they are made and are not guarantees of future performance. You are cautioned not to place undue reliance on our forward-looking statements.

Forward-looking statements may relate to a number of matters, including expectations regarding revenue, margins, expenses, earnings, tax provisions, cash flows, pension obligations, share repurchases or other statements regarding economic conditions or our business outlook; statements regarding capital expenditures and plans, projects, strategies and objectives for our future operations, including our ability to win new projects and execute the projects in our backlog; and statements regarding our expectations with respect to pending legal claims or disputes. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including, without limitation:

•

changes in global or regional economic conditions, inflation, and supply and demand dynamics in the market segments we serve, including demand for technologies and projects to limit the impact of global climate change;

•	changes in the financial markets that may affect the availability and terms on which we may obtain financing;

•	the ability to implement price increases to offset cost increases;

•	disruptions to our supply chain and related distribution delays and cost increases;

•	risks associated with having extensive international operations, including political risks, risks associated with unanticipated government actions and risks of investing in developing markets;

•	project delays, scope changes, cost escalations, contract terminations, customer cancellations, or postponement of projects and sales;

•	our ability to safely develop, operate, and manage costs of large-scale and technically complex projects;

•	the future financial and operating performance of major customers, joint ventures, and equity affiliates;

•	our ability to develop, implement, and operate new technologies and to market products produced utilizing new technologies;

•	our ability to execute the projects in our backlog and refresh our pipeline of new projects;

•	tariffs, economic sanctions and regulatory activities in jurisdictions in which we and our affiliates and joint ventures operate;

•

the impact of environmental, tax, safety, or other legislation, as well as regulations and other public policy initiatives affecting our business and the business of our affiliates and related compliance requirements, including legislation, regulations, or policies intended to address global climate change;

•	changes in tax rates and other changes in tax law;

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•	safety incidents relating to our operations;

•	the timing, impact, and other uncertainties relating to acquisitions and divestitures, including our ability to integrate acquisitions and separate divested businesses, respectively;

•	risks relating to cybersecurity incidents, including risks from the interruption, failure or compromise of our information systems or those of our business partners or service providers;

•

catastrophic events, such as natural disasters and extreme weather events, pandemics and other public health crises, acts of war, including Russia’s invasion of Ukraine and new and ongoing conflicts in the Middle East, or terrorism;

•	the impact on our business and customers of price fluctuations in oil and natural gas and disruptions in markets and the economy due to oil and natural gas price volatility;

•	costs and outcomes of legal or regulatory proceedings and investigations;

•	asset impairments due to economic conditions or specific events;

•	significant fluctuations in inflation, interest rates and foreign currency exchange rates from those currently anticipated;

•	damage to facilities, pipelines or delivery systems, including those we are constructing or that we own or operate for third parties;

•	availability and cost of electric power, natural gas, and other raw materials; and

•	the success of productivity and operational improvement programs.

You should carefully read the factors described in Risk Factors, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures About Market Risk and other cautionary statements in this prospectus, the applicable prospectus and the information in our filings with the SEC that are incorporated by reference herein and therein for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. Any of these factors, as well as those not currently anticipated by management, could cause our results of operations, financial condition or liquidity to differ materially from what is expressed or implied by any forward-looking statement. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in assumptions, beliefs, or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that contains specific information about the terms of that offering and the securities offered, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Before making an investment decision, you should carefully read both this prospectus, the applicable prospectus supplement and any free writing prospectus prepared by us or on our behalf, together with the documents incorporated by reference herein and therein as described below under the heading “Where You Can Find More Information.” In addition, this prospectus does not contain all of the information included in the registration statement of which this prospectus forms a part. For a more complete understanding of the offering of securities offered hereby, you should refer to the registration statement, including the exhibits thereto. Those exhibits may be filed with the registration statement or may be incorporated by reference to earlier SEC filings listed in the registration statement or in subsequent filings that we may make under the Exchange Act that are incorporated by reference herein.

We have not authorized anyone to provide any information different from or in addition to that contained or incorporated by reference in this supplement, the applicable prospectus supplement and in any free writing prospectus prepared by us or on our behalf to which we have referred you. We have not authorized any other person to provide you with different or additional information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. Further, you should assume that the information appearing in this prospectus, the applicable prospectus supplement, and the documents incorporated by reference herein and therein, and any free writing prospectus, is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus to “Air Products,” the “Company,” “we,” “us” and “our” refer to Air Products and Chemicals, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available on the SEC’s website at www.sec.gov and on our website at www.airproducts.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. However, the information on our website is not incorporated by reference herein, and is not a part of this prospectus, any prospectus supplement or our other filings with the SEC.

The SEC allows us to “incorporate by reference” the information we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. The following documents that we previously filed with the SEC (File No. 001-04534) are incorporated by reference herein:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, which was filed with the SEC on November 16, 2023;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, which was filed with the SEC on November 22, 2022, from our Definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Shareholders, which was filed with the SEC on December 9, 2022;

•	our Current Reports on Form 8-K filed with the SEC on October 10, 2023 and November 16, 2023; and

•

the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC on November 16, 2023, and any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will be deemed to be incorporated by reference into this prospectus from the time of the filing of such reports and documents. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents, and any other documents that are incorporated herein by reference (other than exhibits unless we specifically have incorporated those exhibits by reference in this prospectus or an applicable prospectus supplement). Requests for such documents should be directed to our principal executive office, located at:

Corporate Secretary’s Office

Air Products and Chemicals, Inc.

1940 Air Products Boulevard

Allentown, Pennsylvania 18106-5500

Telephone: (610) 481-4911

THE COMPANY

Air Products and Chemicals, Inc., a Delaware corporation originally founded in 1940, is a world-leading industrial gases company that has built a reputation for its innovative culture, operational excellence, and commitment to safety and the environment. Focused on serving energy, environmental, and emerging markets, we offer a portfolio of products and services that enables customers to improve their environmental performance, product quality, and productivity.

Air Products has a sustainability-driven two-pillar growth strategy consisting of the expansion and efficient operation of our core industrial gases business and the execution of projects that provide world-scale clean hydrogen. Our industrial gases business provides essential gases, related equipment, and applications expertise to customers in dozens of industries, including refining, chemicals, metals, electronics, manufacturing, medical, and food. We also develop, engineer, build, own, and operate some of the world’s largest clean hydrogen projects that will support the transition to low- and zero-carbon energy in the heavy-duty transportation and industrial sectors. Additionally, we are the world leader in the supply of liquefied natural gas process technology and equipment, and provide turbomachinery, membrane systems, and cryogenic containers globally.

Our corporate offices are located at 1940 Air Products Boulevard, Allentown, Pennsylvania 18106-5500. Our telephone number is (610) 481-4911, and our website is www.airproducts.com. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.

RISK FACTORS

Investing in our securities involves risk. Before deciding whether to invest in any of our securities, in addition to the other information included or incorporated by reference into this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors described in the applicable prospectus supplement and those described in our filings with the SEC that are incorporated by reference in this prospectus and the applicable prospectus supplement.

The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business, financial condition, liquidity or results of operations. See “Caution Regarding Forward-Looking Statements” and “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement will be used for general corporate purposes, which may include financing our operations, the repayment or refinancing of debt, including repayment of commercial paper, investments in or extensions of credit to our subsidiaries, repurchases of common stock or preferred stock and the financing of possible acquisitions or business expansion. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF COMMON STOCK

The following is a description of the general terms of the shares of our common stock that we may issue under this prospectus. This description and that appearing in any prospectus supplement does not include all of the terms of our common stock, and should be read together with our Restated Certificate of Incorporation (our “Certificate of Incorporation”), our Amended and Restated Bylaws (our “Bylaws”) and applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). Our Certificate of Incorporation and Bylaws are incorporated by reference to the registration statement of which this prospectus forms a part. For more information on how you can obtain copies of our Certificate of Incorporation and Bylaws, see “Where You Can Find More Information.”

General

As of the date of this prospectus, we are authorized to issue up to 300,000,000 shares of common stock, par value $1.00 per share. As of October 31, 2023, 222,207,726 shares of common stock were outstanding. Our common stock is listed on the New York Stock Exchange under the symbol “APD.”

Voting

Each holder of common stock is entitled to one vote per share on all matters requiring a vote of the stockholders. A majority of the votes cast is required for stockholders to elect directors in uncontested elections, while in contested elections directors are elected by a plurality of the votes cast. All other matters put to a stockholder vote generally require the approval of a majority of the shares entitled to vote on the matter and present in person or represented by proxy. Stockholders do not have cumulative voting rights.

Dividends

Holders of common stock are entitled to receive dividends, in cash, securities, or property, as may from time to time be declared by our board of directors, subject to the rights of the holders of any outstanding preferred stock.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of any outstanding preferred stock have received their liquidation preferences (including accrued and unpaid dividends) in full.

Statutory Provisions

Section 203 of the DGCL prohibits a defined set of transactions between a Delaware corporation and an interested stockholder. An interested stockholder is generally defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term business combination is broadly defined to include mergers, consolidations, sales or other dispositions of assets of the corporation or of any direct or indirect majority-owned subsidiary which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

This prohibition is effective unless:

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the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

•

the interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, in the transaction in which it becomes an interested stockholder; or

•

the business combination is approved by a majority of the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Certificate of Incorporation and Bylaw Provisions

Vacancies and newly-created directorships resulting from any increase in the size of our board may be filled by a majority vote of all remaining directors, even if the directors then on the board do not constitute a quorum or only one director is left in office. In addition, the board of directors is authorized to issue preferred stock without stockholder approval. These provisions, together with the provisions of Section 203 of the DGCL (as discussed above), could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirers from making an offer to our stockholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case even if a majority of our stockholders could benefit from such a change in control or offer.

In addition, our Bylaws contain a forum selection provision for the adjudication of certain disputes. Unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or Bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine will be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants. If any action the subject matter of which is within the scope of the forgoing is filed in a court other than a court located within the State of Delaware in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce our forum selection clause and (ii) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in such action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to the forum selection provision of our Bylaws.

As discussed above, our Certificate of Incorporation authorizes the issuance of undesignated preferred stock, in one or more classes or series. Undesignated preferred stock may enable our board of directors to render it more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock. In some instances the preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that our board of directors opposes.

Miscellaneous

Shares of our common stock are non-assessable and not redeemable and have no sinking fund provisions or subscription, conversion or preemptive rights.

The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue.

Transfer Agent

The transfer agent for our common stock is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF PREFERRED STOCK

The following is a description of general terms and provisions of the preferred stock that we may issue under this prospectus. The particular terms of any offering of a series of preferred stock will be described in the applicable prospectus supplement and will be specified in a certificate of designations under our Certificate of Incorporation in accordance with the DGCL. Such certificate of designations will be filed with the SEC at or prior to the time of issuance of the applicable series of preferred stock.

General

We are authorized to issue up to 25,000,000 shares of preferred stock, par value $1.00 per share. As of October 31, 2023, no shares of preferred stock were outstanding. Subject to limitations prescribed by law, the board of directors is authorized at any time to issue one or more series of preferred stock.

The board of directors is authorized to determine, for each series of preferred stock, and the prospectus supplement relating to the issuance of a series of preferred stock will set forth, with respect to such series the following information:

•	the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock;

•	the number of shares in any series;

•

whether dividends on that series of preferred stock will be cumulative and, if so, from what date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

•	the dividend rate (or method for determining the rate);

•	any voting rights of that series of preferred stock and the terms of such voting rights;

•	any conversion provisions applicable to that series of preferred stock, including provision for adjustment of the conversion rate;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	any liquidation preference per share of that series of preferred stock and any relative rights of priority, if any, in the event of liquidation; and

•	the terms of any other rights, preferences or limitations applicable to that series of preferred stock.

The preferred stock, when issued, will be fully paid and non-assessable.

Voting

The DGCL provides that the holders of shares of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designations. Otherwise, the holders of a series of preferred stock will, as a general matter, not be entitled to vote except as set forth in the applicable prospectus supplement.

Dividends

Holders of preferred stock will be entitled to receive, when, as and if declared by the board of directors, dividends at the rates and on the dates set forth in the prospectus supplement. Generally, dividends on outstanding shares of preferred stock shall be declared and paid, or set apart for payment, before any dividends shall be declared or paid, or set apart for payment, on the outstanding shares of common stock with respect to the same dividend period.

Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions we may enter into.

Liquidation

If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the certificate of designations and described in the applicable prospectus supplement plus any accrued and unpaid dividends and any other relative rights of priority in the event of liquidation. Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of our common stock. If the amounts payable with respect to preferred stock are not paid in full, the holders of preferred stock will share ratably in any distribution of assets based upon the aggregate liquidation preference for all outstanding shares for each series. After the holders of shares of preferred stock are paid in full, they will have no right or claim to any of our remaining assets.

Neither the par value nor the liquidation preference is indicative of the price at which the preferred stock will actually trade on or after the date of issuance.

No Other Rights

The shares of a series of preferred stock will not have any preemptive rights, preferences, voting powers or participating, optional or other special rights except as specified in the certificate of designations and described in the applicable prospectus supplement.

Transfer Agent and Registrar

The transfer agent for each series of preferred stock will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may offer unsecured debt securities in one or more series, which will be our debt securities and which may be convertible into another security. Any debt securities offered hereby will be issued under an Indenture, dated as of April 30, 2020 (the “Indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Please see “Where You Can Find More Information” for information on how to obtain a copy of the Indenture.

The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities. The prospectus supplement relating to any particular debt securities offered will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this section. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the Indenture.

General

Debt securities issued under the Indenture will be issued in one or more series established pursuant to a resolution of our board of directors, an officer’s certificate or in one or more supplemental indentures. The Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder, or the amount of series that may be issued. The debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt, unless otherwise set forth in the specific terms of a series of debt securities issued under the Indenture.

The debt securities may be issued in one or more separate series. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount issued;

•	the maturity date or dates, or the method of determining or extending the maturity dates;

•	whether the debt securities are to be issued as original issue discount securities and, if so, the amount of discount with which such debt securities may be issued;

•

the interest rate or rates, the method of determining those rates, including the date or dates from which such interest shall accrue, and the form of interest payments, including cash or payment-in-kind;

•	the interest payment dates and the regular record dates and the right, if any, to extend or defer interest payments;

•	the places where payments may be made and where securities may be presented for transfer;

•	any mandatory or optional redemption provisions;

•	any sinking fund or analogous provisions;

•	the portion of principal amount of the debt security payable upon acceleration of maturity if other than the full principal amount;

•	any deletions of, or changes or additions to, the events of default, covenants, satisfaction and discharge or amendment provisions;

•	the form of the debt securities, including denomination (if other than denominations of $2,000 and any integral multiple of $1,000) and any required legends, and any transfer restrictions thereon;

•

if other than U.S. dollars, the currency or currencies in which payments on the debt securities will be payable and any applicable exchange rates or method of calculating such exchange rates and whether we or a holder may elect payment to be made in a different currency;

•	the method of determining the amount of any payments on the debt securities which are linked to an index;

•	whether the debt securities will be issued in the form of one or more global securities;

•	any conversion or exchange provisions;

•	any guarantees or subordination provisions;

•	provisions, if any, granting special rights to holders upon the occurrence of specified events;

•	the trustee, paying agent and other agents for the securities and rights and obligations thereof; and

•	any other specific terms of the debt securities.

Registration, Transfer and Exchange

The principal of, premium, if any, and interest on any series of debt securities will be payable at the corporate trust office of the trustee. Unless the applicable prospectus supplement provides otherwise, the trustee will serve as the initial paying agent for debt securities issued under the Indenture.

We will make payments of principal, premium, if any, and interest on the debt securities represented by any global security registered in the name of and held by The Depository Trust Company (“DTC”) or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of such global security. Neither we, the trustee nor any of its or our respective agents will have any responsibility or liability for any aspect of records relating to, or payments made on account of, beneficial interests in any global security or for maintaining, supervising or reviewing any records of DTC, its nominee or any participant relating to such beneficial interests.

No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

Certain Covenants of the Company

Limitation on Liens

Subject to the exceptions set forth below under “Exempted Indebtedness,” we covenant that we will not create or assume, nor will we permit any Restricted Subsidiary (as hereinafter defined) to create or assume, any mortgage, security interest, pledge or lien (collectively, “liens”) of or upon any Principal Property (as defined below) or shares of capital stock or indebtedness of any Restricted Subsidiary, whether owned as of the date of the Indenture or thereafter acquired, in each case securing any new debt incurred or guaranteed by us or any Restricted Subsidiary, without equally and ratably securing the outstanding debt securities for so long as such other debt is secured.

This restriction will not apply to certain permitted liens, which include the following:

•

liens on any Principal Property (including any underlying real estate) acquired, repaired, constructed or improved by us or any Restricted Subsidiary which are created or assumed prior to, contemporaneously with, or within 180 days after (or in the case of any such Principal Property which is being financed on the basis of long-term contracts or similar financing arrangements for which a firm commitment is made by one or more banks, insurance companies or other lenders or investors (not including us or any Restricted Subsidiary), then within 360 days after), the completion of such acquisition, repair, construction or improvement of such Principal Property to secure or provide for the payment of any part of the purchase price and other acquisition costs of such property or the cost of such repair, construction or improvement, or liens on any Principal Property at the time of acquisition thereof (including by means of a merger or consolidation);

•

liens on property or shares of capital stock or indebtedness of a person existing at the time such person is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

•	liens existing on the date of this Indenture or liens on property or shares of capital stock or indebtedness of a person existing at the time such person becomes a Restricted Subsidiary;

•

liens in favor of us or any Restricted Subsidiary or liens to secure debt of a Restricted Subsidiary to us or to another Restricted Subsidiary, but only so long as such indebtedness is held by us or a Restricted Subsidiary;

•

liens in favor of the United States of America or any State or territory thereof (including the District of Columbia) or any foreign jurisdiction, or any department, agency or political subdivision of the United States of America or any State or territory thereof (including the District of Columbia) or any foreign jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract, statute or regulation, including, without limitation, liens to secure indebtedness of the pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price and other acquisition costs or the cost of constructing or improving the property subject to such liens;

•

liens in favor of any customer arising in respect of partial, progress, advance or other payments made by or on behalf of such customer for goods produced for or services rendered to such customer in the ordinary course of business not exceeding the amount of such payments;

•

liens for the sole purpose of extending, renewing or replacing (including successive extensions, renewals or replacements), in whole or in part, any lien referred to above, or in this paragraph, including any lien created prior to and existing on the date of the Indenture, provided that the principal amount of debt secured thereby shall not exceed the principal amount of debt so secured at the time of such extension, renewal or replacement (plus an amount in respect of fees, costs and expenses, including premiums and accrued and unpaid interest in relation to any refinancing, refunding, extension, renewal or replacement of such debt), and that such extension, renewal or replacement shall be limited to all or a part of the property subject to the lien so extended, renewed or replaced (plus improvements on such property);

•	mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’ or other similar liens arising in the ordinary course of business;

•

liens created by or resulting from any litigation or proceedings or arising out of judgments or awards which are being contested in good faith or liens incurred by us or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding;

•	certain statutory liens, liens for taxes and certain other liens; and

•	liens in respect of a sale and lease-back transaction permitted pursuant to “Limitations on Sale and Lease-Back Transactions” set forth below.

Any lien created for the benefit of the holders of the debt securities of any series pursuant to the limitation on liens covenant in the Indenture will be deemed automatically and unconditionally released and discharged upon the release and discharge of the applicable lien described in the first paragraph of this limitation on liens covenant in the Indenture without any further action on the part of the holders or us or any Restricted Subsidiaries.

Limitations on Sale and Lease-Back Transactions

Subject to the exceptions set forth below under “Exempted Indebtedness,” sale and lease-back transactions by us or any Restricted Subsidiary of any Principal Property which has been owned and operated by us or a Restricted Subsidiary for more than 120 days are prohibited unless:

•

we or such Restricted Subsidiary would be entitled to incur debt secured by a lien on the property involved in a principal amount at least equal to the Attributable Debt (as hereinafter defined) of any such sale and lease-back transaction without equally and ratably securing the debt securities;

•

we or such Restricted Subsidiary apply an amount equal to the Attributable Debt (as hereinafter defined) of any such sale and lease-back transaction to (i) the acquisition of additional Principal Property of equal or greater fair market value (as determined in good faith by us or such Restricted Subsidiary) or (ii) the retirement of indebtedness for borrowed money (excluding indebtedness under a revolving loan facility, unless the commitment is reduced by the amount of such payment), including the debt securities, incurred or assumed by us or any Restricted Subsidiary (other than indebtedness for borrowed money (excluding indebtedness under a revolving loan facility, unless the commitment is reduced by the receipt of such payment), owed to us or any Restricted Subsidiary) which by its terms matures on, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of such indebtedness; provided, however, that the amount to be applied to the retirement of indebtedness as described in this paragraph shall be reduced by (A) the aggregate principal amount of any debt securities delivered to the trustee for retirement within 180 days of the effective date of such sale and lease-back transaction and (B) the aggregate principal amount of such indebtedness (other than the debt securities) retired by us or a Restricted Subsidiary within 180 days of the effective date of such sale and lease-back transaction;

•

the lease involved is for a term (including renewals) of not more than three years (or which may be terminated by us or the applicable Restricted Subsidiary within a period of not more than three years);

•	the lease involved is between us and a Restricted Subsidiary or between Restricted Subsidiaries; or

•	such sale and lease-back transaction was entered into prior to April 30, 2020.

Exempted Indebtedness

Either we or a Restricted Subsidiary may create or assume liens and enter into sale and lease-back transactions, which would otherwise require securing of the debt securities, the acquisition of another Principal Property or the retirement of indebtedness for borrowed money under said provisions, notwithstanding the limitations outlined above, provided that at the time thereof and after giving effect thereto the aggregate amount of debt secured by all such liens (other than such liens described in “Limitation on Liens” above) and Attributable Debt of all such sale and lease-back transactions outstanding or to be entered into (other than any sale and lease-back transactions permitted by “Limitations on Sale and Lease-Back Transactions” described above) shall not exceed 15% of our Consolidated Net Tangible Assets (as hereinafter defined), as determined in accordance with our most recently available consolidated balance sheet.

Certain Definitions

The term “Attributable Debt” in respect of a sale and lease-back transaction means, as to any particular lease under which any person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof, excluding renewals, discounted at the rate of interest implicit in the terms of such lease (as determined in good faith by us). If and to the extent the amount of any lease payment during any future period is not definitely determinable under the lease in question, the amount of such lease-payment will be estimated in such reasonable manner as we may in good faith determine. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges and any amounts required to be paid by such lessee contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount may, if we so elect, also include the amount of such penalty, in which case no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

The term “Consolidated Current Liabilities” means, as of any date of determination, the aggregate of the current liabilities of us and our consolidated Subsidiaries appearing on our most recently available consolidated balance sheet preceding the date of determination, prepared in accordance with generally accepted accounting principles in effect in the United States, excluding the amount of those liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined.

The term “Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of all assets appearing on our most recently available consolidated balance sheet preceding the date of determination prepared in accordance with generally accepted accounting principles in effect in the United States (after deducting related depreciation, depletion, amortization and all other valuation reserves which, in accordance with generally accepted accounting principles in effect in the United States, are set aside in connection with the business conducted), less Consolidated Current Liabilities and goodwill, trademarks, patents, unamortized debt discount and all other like segregated intangible assets properly classified as intangible assets under generally accepted accounting principles in effect in the United States, all as determined in accordance with generally accepted accounting principles in effect in the United States; provided, that Consolidated Net Tangible Assets shall be calculated after giving pro forma effect to any investments, acquisitions or dispositions occurring outside the ordinary course of business and subsequent to the date of such balance sheet, as well as any transaction giving rise to the need to calculate Consolidated Net Tangible Assets (including the application of the proceeds therefrom, as applicable).

The term “Principal Property” means any manufacturing plant, research facility or warehouse owned by us or any of our subsidiaries which is located within the United States and has a net book value exceeding the greater of $50,000,000 and 3% of the total assets of our company and our consolidated subsidiaries, as shown on our most recent audited consolidated balance sheet, excluding any property which the board of directors by resolution declares is not of material importance to our total business as consolidated with the business of our subsidiaries.

The term “Restricted Subsidiary” means any of our subsidiaries (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America and (ii) which owns or leases a Principal Property.

Merger, Consolidation or Sale of Assets

Other than the restrictions on liens and sale and lease-back transactions described above, the Indenture and debt securities do not prevent any consolidation of the Company with any other entity or entities (whether or not our subsidiaries), or successive consolidations or mergers or shall prevent any sale, lease or conveyance of our property as an entirety or substantially as an entirety; provided, however, that (i) we are the continuing entity or the successor entity is organized in the United Sates and (ii) we covenant that our obligations will be assumed by the surviving entity.

Events of Default, Waiver and Notice

As to any series of securities, an “event of default” is defined in the Indenture as being any of the following events:

•	default for 30 days in the payment of any interest on the securities of such series;

•

default in the payment of all or any part of principal or premium, if any, due on the securities of any series either at maturity, upon redemption (other than pursuant to a sinking fund), upon acceleration or otherwise;

•	default for 30 days in the payment of any sinking fund installment on the securities of such series, when due;

•

our default for 90 days after receiving notice of such default in the performance of any other of the covenants or agreements in the Indenture (other than those set forth exclusively in the terms of any other series of securities);

•	certain events of voluntary and involuntary bankruptcy, insolvency and reorganization of our company; or

•	any other events as may be established with respect to any applicable series of debt securities.

No event of default with respect to any particular series of securities necessarily constitutes an event of default with respect to any other series of securities.

The trustee must give notice of a default of which it has received written notice to the holders of the series of debt securities on which the default exists within 90 days unless the default is cured or waived. However, except in the case of default in the payment of the principal of, premium, if any, or interest on any of the securities of such series or in the making of any sinking fund payment with respect to such series, the trustee may withhold this notice if the trustee considers it in the interest of the holders of securities of such series to do so.

If an event of default has occurred and is continuing (unless the principal of all of the securities of such series shall have already become due and payable):

•

and the event of default does not relate to certain events of bankruptcy, insolvency or reorganization, either the trustee or the holders of at least 25% in principal amount of the securities of such series then outstanding may declare the principal (or, in the case of original issue discount securities, the amount specified in the terms thereof) of all such securities to be due and payable immediately; or

•

and the event of default relates to certain events of bankruptcy, insolvency or reorganization, the principal (or, in the case of original issue discount securities, the amount specified in the terms thereof) of all securities issued under the Indenture that are then outstanding shall automatically, and without any acceleration or any other action on the part of the trustee or any holder, become immediately due and payable.

However, upon certain conditions, past defaults of the type described in the first through third and sixth bullets above may be waived by the holders of a majority in principal amount of the affected securities then outstanding (or in the case of past defaults on the type described in the fourth or fifth bullet above, by the holders of a majority in principal amount of all securities then outstanding voting as one class), except for defaults in (i) the payment of principal of, or any premium or interest on, such securities; or (ii) with respect to any covenant or provision which may not be amended without the approval of each holder affected.

The holders of a majority in principal amount of the securities of each series affected, voting as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Indenture or exercising any trust or power conferred on the trustee with respect to the securities of such series of the Indenture, subject to certain limitations specified in the Indenture, provided that the holders of securities shall have offered to the trustee reasonable security or indemnity against costs, expenses and liabilities.

One of our officers must certify to the trustee on a yearly basis whether or not to the knowledge of such officer we are in default in the performance and observance of the terms, provisions, covenants and conditions of the Indenture.

Modification of the Indenture

Together with the trustee, and subject to the consent of the holders of at least a majority of the outstanding principal amount of the outstanding debt securities of all affected series (voting separately), we may modify the Indenture or any supplement to the Indenture. Without the consent of each affected holder, we may not:

•	extend the final maturity of any security;

•	reduce the principal amount or rate of interest of any security;

•	extend the time of payment of interest of any security;

•	reduce the amount payable upon the redemption of any security;

•	reduce the amount of the principal of an original issue discount security payable upon acceleration of the maturity of the security or in the event of bankruptcy;

•	impair the right to institute suit to enforce payment or repayment; or

•	reduce the percentage of debt securities of any series that are required to approve a supplemental indenture.

Notwithstanding the above, we may modify the Indenture or any supplement to the Indenture without the consent of any holder to, among others:

•	provide for uncertificated debt securities in addition to certificated debt securities;

•	evidence the succession of another entity to us, or successive successions, in compliance with the terms of the Indenture;

•	to add covenants, restrictions, conditions or other provisions or additional events of default for the protection of the holders or all or any series of debt securities;

•

cure any ambiguity or inconsistency or to correct or supplement any provision which may be defective or inconsistent with any other provision and to conform the terms to the description of such terms in the applicable offering memorandum, prospectus supplement or other offering document for such debt securities at the time of initial sale thereof as we may deem necessary or desirable and which shall not adversely affect the interests of the holders of the debt securities;

•

establish the form or terms of debt securities as permitted by the Indenture and to authorize the issuance of additional debt securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series or other conditions, limitations or restrictions to be observed, as well as the deletion or modification of any events of default with respect to such series;

•	evidence and provide for the acceptance of appointment of a successor trustee;

•	add to or change or eliminate any provision as shall be necessary or desirable in accordance with any amendment to the Trust Indenture Act of 1939;

•	add guarantors or co-obligors with respect to any series of debt securities and to release guarantors from their guarantees of debt securities in accordance with their terms; or

•	make any change in any series of debt securities that do not adversely affect in any material respect the rights of the holders of such debt securities.

Discharge and Defeasance

We may discharge certain obligations to holders with respect to any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice) by irrevocably depositing with the trustee, in trust, funds sufficient to pay the entire indebtedness on those debt securities in respect of principal, premium, if any, and interest to the date of that deposit (if those securities have become due and payable or to the maturity date, as the case may be).

We may, at any time, satisfy our obligations with respect to any payments of principal, premium or interest of any security or securities of any series by irrevocably depositing in trust with the trustee:

•	money (in the currency in which the securities are payable);

•	in the case of securities denominated in U.S. dollars, U.S. Government Obligations (as defined in the Indenture), or a combination of U.S. Government Obligations and money; or

•	in the case of securities denominated in a foreign currency, Foreign Government Securities (as defined in the Indenture) or a combination of Foreign Government Securities and money.

If the deposit is sufficient to make all payments of interest, principal and premium when due, our obligations with respect to such securities will be discharged and terminated (except as to certain of our obligations to the trustee), and holders of the debt securities will be able to look only to the trust fund for any payment of principal, premium and interest on securities of such series until maturity or redemption.

Any deposit as described in the immediately preceding paragraph is likely to be treated, for United States federal income tax purposes, as a deemed taxable exchange of our securities for the property of the trust with the receipt of an interest in the trust (or a debt instrument issued by the trust as discussed below). In such a case, at the time of the deemed exchange, you would be required to recognize taxable gain or loss in an amount equal to the difference between (1) the sum of (a) the amount of money and (b) the fair market value of the property held in the trust that you are deemed to receive in the exchange and (2) your tax basis in our securities deemed exchanged. Even though United States federal income tax may be imposed on the deemed exchange, you would not receive any cash until the maturity date or early redemption of the securities, except for any current interest payments. After such deposit, and subject to the discussion below, you will likely be treated as if you hold an undivided interest in the cash (or investments made therewith) and the property held in trust (or investments made with interest received therefrom) and you may be required to include in taxable income your share of the income, gain and loss of the trust.

If the trust is considered a separate taxable entity, you will be treated as holding a debt instrument issued by the trust. In such case, in addition to the taxable gain or loss recognized with respect to the deemed exchange, you may also be subject to a tax liability in respect of original issue discount and interest on such instrument. You should consult your own advisors with respect to the more detailed tax consequences of such deposit and discharge, including possible liabilities with regard to tax laws other than United States federal income tax law.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global certificates that will be deposited with a depositary we will identify in a prospectus supplement. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement.

Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of that global security to the accounts of participants in the depositary. Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through participants.

So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security. Except as provided in the Indenture, owners of beneficial interests in securities represented by a global security will not:

•	be entitled to have such securities registered in their names;

•	receive or be entitled to receive physical delivery of certificates representing such securities in definitive form;

•	be considered the owners or holders thereof under the Indenture; or

•	have any rights under the Indenture.

We may, in our sole discretion, at any time determine that any series of securities issued or issuable in the form of a global security shall no longer be represented by such global security. In such event we will execute, and the trustee, upon receipt of an order for the authentication and delivery of individual debt securities of such series in exchange in whole or in part for such global security will authenticate and deliver individual securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such global security or securities representing such series in exchange for such global security or securities.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the Indenture. We may maintain deposit accounts and conduct other banking transactions with the trustee or an affiliate of the trustee in the ordinary course of business.

Governing Law

The debt securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities. Warrants may be issued independently or together with any offered securities. Each series of warrants will be issued under a separate warrant agreement, the terms of which will be described in the applicable prospectus supplement. The following summary of the terms of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the warrants and the warrant agreement to be described in the applicable prospectus supplement. For more information on how you can obtain copies of the warrant agreement and related warrant certificate, see “Where You Can Find More Information.”

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	any offering price or prices for the warrants;

•	the aggregate number of the warrants;

•	the number, designation and terms of the common stock, preferred stock or debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities together with which the warrants are issued and the number of warrants issued with each security;

•	any date from and after which the warrants and any securities issued with them will be separately transferable;

•	the dates on which the right to exercise the warrants will commence and expire;

•	any minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax consequences applicable to the warrants, or other income tax considerations;

•	any anti-dilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form; and

•	the name of the warrant agent and any information with respect to book-entry procedures.

No Rights as Stockholder or Noteholder

Until a holder exercises warrants to purchase shares of our common stock, shares of our preferred stock or debt securities, the holder will not have any rights as a holder of shares of our common stock, shares of our preferred stock or holder of our debt securities, respectively, by virtue of ownership of warrants. Holders of equity warrants will not have any right to vote, consent, receive dividends or receive notice as a stockholder with respect to any meeting of stockholders for the election of directors or any other matter. Holders of debt warrants will not have any right to receive payment of principal or premium, if any, or interest on the debt securities purchasable upon exercise of the warrants.

Exercise of Warrants

Each holder of a warrant will be entitled to purchase, at the exercise price set forth in the warrants and described in the applicable prospectus supplement (subject to adjustment as described in the applicable prospectus supplement), the number of shares of common stock, shares of preferred stock or principal amount of debt securities being offered. Holders may exercise warrants at any time up to the date and time date set forth in the warrants and described in the applicable prospectus supplement. After such date and time, unexercised warrants will be void.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. The following is a summary of certain general terms and provisions of depositary shares representing a fractional interest in a share of the applicable series of preferred stock. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and our preferred stock, as well as the terms of the deposit agreement, depositary receipt, our Certificate of Incorporation and Bylaws, and the certificate of designations relating to the applicable series of our preferred stock to be described in the applicable prospectus supplement. For more information on how you can obtain copies of the deposit agreement and related depositary receipt, see “Where You Can Find More Information.”

General

If we issue fractional shares of preferred stock, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. Subject to the terms of the depositary agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights).

The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares and the depositary will issue, on our behalf, the related depositary receipts. Unless stated otherwise in the applicable prospectus supplement, the depositary will be a bank or trust company selected by us and will act as the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends

The depositary will distribute cash dividends or other cash distributions received in respect of the series of preferred stock underlying the depositary shares, if any, to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice in accordance with the procedures described in any accompany prospectus supplement.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution in respect of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt if the charges are not paid.

Reports to Holders

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Liability and Legal Proceedings

Neither we nor the depositary will be liable if either of us are prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, unless otherwise stated in the applicable prospectus supplement, the successor depositary must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent, which may provide that the securities included in the unit may not be held or transferred separately, at any time or times before a specified date or upon the occurrence of a specified event or occurrence. For more information on how you can obtain copies of the unit agreement and related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to an offering of units will describe the specific terms of the units, including, to the extent applicable, the following:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units, if issued as a separate security, will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more of the following ways:

•	to or through underwriters, dealers or agents;

•	directly to agents or other purchasers;

•	in an “at the market offering,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	in forward contracts or similar arrangements;

•	through a combination of any of the foregoing methods; or

•	through any other method described in the applicable prospectus supplement.

We, directly or through underwriters dealers or agents, may offer and sell the securities covered by this prospectus in one or more transactions:

•	at a fixed price or fixed prices, which may be changed;

•	at market prices prevailing at the time of sale, including through transactions on the New York Stock Exchange or any other organized market where our securities may be sold;

•	at prices related to the prevailing market price; or

•	at negotiated prices.

We may solicit offers to purchase securities directly or by the means of designated agents from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock and certain series of our debt securities, which are listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities other than the common stock may or may not be listed on a national securities exchange and no assurance can be given that there will be a secondary market for any such securities or liquidity in the secondary market if one develops. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Sales Through Underwriters or Dealers

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

Sales Through Agents and Direct Sales

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize underwriters, dealers or agents to solicit offers from certain institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery of securities on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Certain persons participating in an offering may engage in option transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. These transactions may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of the securities in the open market may be higher than it would otherwise be in the absence of these transactions. If any such activities will occur, they will be described in the applicable prospectus supplement.

Derivative Transactions and Hedging

We and the underwriters, dealers or agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters, dealers or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters, dealers or agents, and they may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

Underwriters, dealers and agents may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Underwriters, dealers and agents and their affiliates may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive customary compensation.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the legality of the securities covered by this prospectus will be passed upon for us by Covington & Burling LLP, Washington, DC. If legal matters in connection with offerings made pursuant to this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, such counsel will be named the in the applicable prospectus supplement.

EXPERTS

The Company’s consolidated financial statements as of September 30, 2023 and 2022 and for each of the three years ended September 30, 2023 that are incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, and the effectiveness of the Company’s internal control over financial reporting as of September 30, 2023, incorporated by reference herein, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements have been incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The table below itemizes the expenses payable by us in connection with the registration and issuance of the securities being registered hereunder. Unless otherwise stated in the applicable prospectus supplement, we will bear all expenses of this offering. All amounts shown are estimate.

SEC registration fee	$	*
Printing fees		**
Accountants’ fees and expenses		**
Rating agency fees		**
Trustees’ fees and expenses		**
Transfer agent and registrar fees and expenses		**
Stock exchange listing fees		**
Legal fees and expenses		**
Miscellaneous		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, we are deferring payment of the registration fee for the securities offered by this prospectus.
**

These fees are calculated based on the securities offered and the number of issuances and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation, in its certificate of incorporation, to limit or eliminate the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends), or (d) for any transaction from which the director derived an improper personal benefit. The provisions of Article Ninth of our Restated Certificate of Incorporation eliminate the personal liability of directors of the Company to the extent set forth in the DGCL. Our Restated Certificate of Incorporation is filed as an exhibit herewith, and applicable amendments thereto are incorporated herein by reference to prior filings.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee, or agent, or former director, officer, employee, or agent, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of his service as a director, officer, employee, or agent of the corporation, or his service, at the corporation’s request, as a director, officer, employee, or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding; provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Article V of our Amended and Restated Bylaws provides for indemnification, to the fullest extent permitted by the DGCL, to any indemnitee who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director or officer, or is or was a director or officer of the Company serving at the request of the Company as a director or officer, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Indemnification (unless ordered by a court) shall be made only upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct by either, depending on the circumstances, by a majority vote of our disinterested directors, an opinion by independent legal counsel or by our stockholders.

Article V, Section 9 of our Amended and Restated Bylaws and Article Ninth of our Restated Certificate of Incorporation further permit the Company to maintain insurance on behalf of any person who is or was a director or officer or is or was serving at the request of the Company as a director or officer or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under the DGCL. Article Ninth of our Restated Certificate of Incorporation also contains provisions which provide for indemnification of certain persons (including officers and directors).

We maintain insurance that generally insures our officers and directors and the officers and directors of our subsidiaries (as defined in the insurance policy) against liabilities incurred in their professional capacities, and insures us with respect to amounts to which officers and directors become entitled as indemnification payments from us, subject to certain specified exclusions and deductible and maximum amounts. We also maintain an insurance policy that protects, among others, certain of our officers and directors and certain of the officers and directors of our subsidiaries against liabilities incurred for Breach of Fiduciary Duty (as defined in the insurance policy) with respect to their performance of their duties and responsibilities in connection with certain of our pension and retirement plans, or the plans of certain of our subsidiaries, subject to certain specified exclusions and deductible and maximum amounts.

ITEM 16. Exhibits.

Exhibit No.	Description of Exhibits

1.1	Underwriting Agreement.*

3.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2023).

Exhibit No.	Description of Exhibits

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 20, 2023).

4.1	Indenture, dated as of April 30, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 30, 2020).

4.2	Form of Certificate of Designations of Preferred Stock and Preferred Stock Certificate.*

4.3	Form of Debt Securities (including form of note).*

4.4	Form of Warrant Agreement and Warrant Certificate.*

4.5	Form of Deposit Agreement and Depositary Receipt.*

4.6	Form of Unit Agreement and Unit Certificate.*

5.1	Opinion of Covington & Burling LLP.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Covington & Burling LLP (included in Exhibit 5.1).

24.1	Power of Attorney.

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., under the Trust Indenture Act of 1939 for the Indenture, dated as of April 30, 2020.

107	Filing Fee Table.

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.

ITEM 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and,

where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on November 20, 2023.

AIR PRODUCTS AND CHEMICALS, INC.
(Registrant)

By:	/s/ Sean D. Major
Name: Sean D. Major
Title: Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated on November 20, 2023.

Signature	Title

/s/ Seifi Ghasemi Seifi Ghasemi	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Melissa N. Schaeffer Melissa Schaeffer	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jeffrey J. Kutz Jeffrey J. Kutz	Vice President, Corporate Controller and Principal Accounting Officer (Principal Accounting Officer)

* Tonit M. Calaway	Director

* Charles I. Cogut	Director

* Lisa A. Davis	Director

* David H. Y. Ho	Director

* Edward L. Monser	Director

* Matthew H. Paull	Director

Signature	Title

* Wayne T. Smith	Director

*

Sean D. Major, Executive Vice President, General Counsel and Secretary, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to a power of attorney duly executed by such individuals which is filed with the Securities and Exchange Commission herewith.

By:	/s/ Sean D. Major
(Sean D. Major, Attorney-in-Fact)